                                                            Registration No. 33-
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                              AUDIOVOX CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                               13-1964841
----------------------------                                -------------------
(State or other jurisdiction                                (I.R.S. Employer
 of incorporation)                                           Identification No.

180 Marcus Blvd., Hauppauge, New York                             11788
-----------------------------------------                   --------------
(Address of Principal Executive Offices)                       (Zip Code)

                Audiovox Corporation 2006 Stock Compensation Plan
                -------------------------------------------------
                            (Full Title of the Plan)

                              ROBERT S. LEVY, ESQ.
                           LEVY, STOPOL & CAMELO, LLP
                               1425 Reckson Plaza
                               Uniondale, NY 11556
                               -------------------
                     (Name and address of agent for service)

                                 (516) 802-7007
                                 --------------
                     (Telephone number, including area code,
                              of agent for service)

                  Approximate date of commencement of proposed
                sale to the public: As Soon As Practicable After
                    Registration Statement Becomes Effective.

                    Total of sequentially numbered pages: 14
                     The Exhibit Index appears on sequential
                                 page 4 herein.

                          (Continuation of Facing Page)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                       Proposed      Proposed
 Title of                              Maximum       Maximum
Securities           Amount            Offering      Aggregate        Amount of
  to be              to be              Price        Offering       Registration
Registered        Registered(1)       Per Unit(2)    Price(2)            Fee
--------------------------------------------------------------------------------
Class A           1,500,000 shares    $12.78         $19,170,000    $2,051.20
Common Stock,
par value $.01
per share

(1)  In connection with the Annual Meeting of Shareholders of Audiovox
     Corporation (the "Registrant") on May 25, 2006, the Registrant's
     shareholders approved the Audiovox Corporation 2006 Stock Compensation Plan
     (the "2006 Plan"). The 2006 Plan allows stock award grants of up to
     1,500,000 shares. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution and adjustment provisions of any options to purchase shares registered hereby.

(2)  Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Shares on the Nasdaq on October 13, 2006.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION & REGISTRANT INFORMATION
        -----------------------------------------

     The documents containing the information specified in Part I of this
Registration Statement have been or will be sent or given to eligible participants in the 2006 Plan as specified by Rule 428(b)(1) of the Securities
Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3,
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE
        ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents or portions of documents and information previously filed with the Securities and Exchange Commission:

     1. The Registrant's Annual Report on Form 10-K and the Registrant's
Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended
November 30, 2005.

     2. The Registrant's Transition Report on Form 10-Q for the three months ended February 28, 2006 and the Quarterly Reports on Form 10-Q for the quarters ended May 31, 2006 and August 31, 2006.

     In addition, all documents filed by the Registrant pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Except as superseded or modified herein, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein and therein by reference.

Item 4. DESCRIPTION OF SECURITIES.
        -------------------------

        Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
        --------------------------------------

        Not applicable.

Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.
        -----------------------------------------

     The Registrant's Certificate of Incorporation provides that to the fullest extent permitted by law, no director shall be personally liable to the
Registrant or its stockholders for monetary damages for

breach of his fiduciary duty as a director. Section 102(7) of the Delaware Law provides that a corporation may include such a provision in its certificate of incorporation, provided that such provision shall not eliminate liability (i)
for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law (relating to unlawful payment of dividends and certain other matters) or (iv) for any transaction in which a director derived an improper personal benefit.

     The General Corporation Law of Delaware, the Registrant's state of incorporation, permits the Registrant to indemnify directors and officers in certain circumstances against expenses, judgments, fines and amounts paid in settlement in connection with legal proceedings in which such persons may be involved due to their positions with the Registrant, and to advance payment of expenses to such persons. A director or officer may be indemnified if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The Registrant's Certificate of Incorporation and By-laws require that such persons be indemnified by the Registrant to the fullest extent authorized by law, and set out a procedure by which these rights may be enforced. To the extent that a director or officer has been successful in the defense of any such action, the Registrant must indemnify him for his expenses.
In the case of partially or wholly unsuccessful defenses, or settlements, a disinterested majority of the Board of Directors, independent legal counsel, or the stockholders may decide if his conduct met the standard set out above and, if it is decided that this standard was met, the Registrant must indemnify him.
If it is decided that his conduct did not meet this standard, or if no decision is made, the director or officer may bring an action to enforce his right to indemnification and, if the court finds that his action did meet the standard, the Registrant must indemnify him. The Registrant bears the burden of proof in any such action. However, if a director or officer has been found liable to the
Registrant in an action by or in the right of the Registrant (such as a stockholders' derivative suit), indemnification is available only to the extent ordered by the court in which such action was brought.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.
        -----------------------------------

        Not applicable.

Item 8. EXHIBITS.
        --------

        Exhibit No.       Description
        -----------       -----------

            5             Opinion of Levy, Stopol & Camelo, LLP (filed herewith)

            23.1          Consent of Grant Thornton LLP (filed herewith)

            23.2          Consent of McGladrey & Pullen, LLP (filed herewith)

            23.3          Consent of Levy, Stopol & Camelo, LLP (included in
                          Exhibit 5)

            24            Power of Attorney (included on signature page)

            99            2006 Stock Compensation Plan (incorporated by
                          reference to the Registrant's Proxy Statement filed
                          via EDGAR on March 30, 2006)

Item 9. UNDERTAKINGS.
        ------------

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the
          Securities Act of 1933 (the "1933 Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and,

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
          Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
          do not apply to information required to be included in a
          post-effective amendment by those paragraphs which are contained in periodic reports filed by the Registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the 1933
     Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide

     offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act
of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hauppauge, State of New York, on this 13th day of
October, 2006.

                                  AUDIOVOX CORPORATION

                                  By: /s/ Patrick M. Lavelle
                                      ----------------------
                                      Patrick M. Lavelle
                                      Chief Executive Officer and Director

                                POWER OF ATTORNEY
                                -----------------

     Each person whose signature appears below constitutes and appoints John J.
Shalam, Patrick M. Lavelle and Charles M. Stoehr, and each of them as attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                        Date
---------                     -----                        ----

/s/ John. J. Shalam           Chairman and Director        October 13, 2006
-------------------
John J. Shalam

/s/ Patrick M. Lavelle        Chief Executive Officer      October 13, 2006
----------------------        and Director
Patrick M. Lavelle

/s/ Charles M. Stoehr         Senior Vice President,       October 13, 2006
---------------------         Chief Financial Officer
Charles M. Stoehr             and Director

/s/ Paul C. Kreuch, Jr.       Director                     October 13, 2006
-----------------------
Paul C. Kreuch, Jr.

/s/ Dennis F. McManus         Director                     October 13, 2006
---------------------
Dennis F. McManus

/s/ Peter A. Lesser           Director                     October 13, 2006
-------------------
Peter A. Lesser

/s/ Philip Christopher        Director                     October 13, 2006
----------------------
Philip Christopher